Exhibit 99.1

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
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	Kate Vossen		Renee McKnight
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Organon Reports Results for the Third Quarter Ended September 30, 2024

•	Third quarter 2024 revenue of $1.582 billion, up 4% as-reported and up 5% at constant currency

•	Third quarter 2024 diluted earnings per share of $1.38 and non-GAAP Adjusted diluted earnings per share of $0.87; both reported and non-GAAP Adjusted diluted earnings per share include $51 million of expense, or $0.16 per share, for acquired in-process research and development (IPR&D) and milestones

•	Third quarter 2024 net income of $359 million and Adjusted EBITDA (non-GAAP) of $459 million

•	Guidance range for full year 2024 revenue narrowed to $6.375 billion to $6.425 billion, mid-point of the range raised by $50 million; Guidance range for Adjusted EBITDA margin (non-GAAP) revised to 30.0% to 31.0%, inclusive of the $51 million of IPR&D expense incurred in the third quarter

Jersey City, N.J., October 31, 2024 – Organon (NYSE: OGN) today announced its results for the third quarter ended September 30, 2024.

"In 2024 our commercial execution has been very strong. Our largest product, Nexplanon, is well positioned to deliver $1 billion of revenue next year and we've added other notable growth drivers with Emgality and most recently, VTAMA," said Kevin Ali, Organon's chief executive officer. "Further, we have been extremely disciplined on operating costs and driving Adjusted EBITDA growth in support of achieving $1 billion of free cash flow before one-time costs for full year 2024."

Third Quarter 2024 Revenue

in $ millions	Q3 2024	Q3 2023	VPY	VPY ex-FX
Women’s Health	$440	$418	5%	6%
Biosimilars	165	142	16%	17%
Established Brands	951	935	2%	3%
Other (1)	26	24	4%	7%
Revenues	$1,582	$1,519	4%	5%

Totals may not foot due to rounding and percentages are computed using unrounded amounts.

(1) Other includes manufacturing sales to third parties.

For the third quarter of 2024, total revenue was $1.582 billion, up 4% as-reported and up 5% excluding the impact of foreign currency (ex-FX).

Women’s Health revenue increased 5% as-reported and 6% ex-FX in the third quarter of 2024 compared with the third quarter of 2023 primarily driven by 11% ex-FX growth in Nexplanon® (etonogestrel implant). Nexplanon's strong performance was primarily due to increased demand, favorable price and discount rates in the United States and increased demand in international markets, partially offset by the timing of tenders in Latin America. The company's fertility portfolio grew 14% ex-FX as a result of increased demand in the United States, and to a lesser extent, launches in various international markets, partially offset by unfavorable discount rates in the United States.

Performance in the Women's Health franchise was partially offset by sales of NuvaRing® (etonogestrel / ethinyl estradiol vaginal ring), a vaginal contraceptive product, which declined 45% ex-FX during the period due to ongoing generic competition and the negative impact of increased government discount rates in the United States.

Biosimilars revenue grew 16% as-reported basis and 17% ex-FX in the third quarter of 2024, compared with the third quarter of 2023, primarily due to the uptake of Hadlima® (adalimumab-bwwd) since its July 2023 launch in the U.S. Sales of Renflexis® (infliximab-abda)

increased 4% ex-FX in the third quarter primarily due to continued demand growth in the U.S. and Canada partially offset by unfavorable discount rates in the U.S. Sales of Ontruzant® (trastuzumab-dttb) declined 49% ex-FX in the period due to the timing of tenders in Brazil and lower demand in the U.S. and Europe.

Established Brands revenue grew 2% as-reported 3% ex-FX in the third quarter of 2024. Contribution from the recent licensing of Emgality® (galcanezumab-gnlm)(1), growth in China and recovery in injectable steroids were the strongest drivers of third quarter's 9% volume growth which more than offset unfavorable pricing in Japan. The company expects revenue growth in the Established Brands franchise to be approximately flat for full year 2024 on an ex-FX basis.

(1) Emgality is a trademark registered in the United States in the name of Eli Lilly and Company (used under license).

Third Quarter 2024 Profitability

in $ millions, except per share amounts	Q3 2024	Q3 2023	VPY
Revenues	$1,582	$1,519	4%
Cost of sales	659	612	8%
Gross profit	923	907	2%
Non-GAAP Adjusted gross profit (1)	976	951	3%
Net income	359	58	519%
Non-GAAP Adjusted net income (1)	226	223	1%
Diluted Earnings per Share (EPS)	1.38	0.23	500%
Non-GAAP Adjusted diluted EPS (1)	0.87	0.87	—%
Acquired IPR&D and milestones	51	—	NM
Per share impact to diluted EPS from acquired IPR&D and milestones	(0.16)	—	NM
Adjusted EBITDA (Non-GAAP) (1,2)	459	447	3%

	Q3 2024	Q3 2023
Gross margin	58.3%	59.7%
Non-GAAP Adjusted gross margin (1)	61.7%	62.6%
Adjusted EBITDA margin (Non-GAAP) (1, 2)	29.0%	29.4%

(1)	See Tables 4 and 5 for reconciliations of GAAP to non-GAAP financial measures.

(2)	Adjusted EBITDA and Adjusted EBITDA margin included $51 million in the third quarter of 2024 related to Acquired IPR&D and milestones. There was no Acquired IPR&D in the third quarter of 2023.

Gross margin was 58.3% as-reported and 61.7% on a non-GAAP adjusted basis in the third quarter of 2024 compared with 59.7% as-reported and 62.6% on a non-GAAP adjusted basis in the third quarter of 2023. The lower Adjusted gross margin was primarily related to unfavorable product mix and price.

Net income for the third quarter of 2024 was $359 million, or $1.38 per diluted share, compared with $58 million, or $0.23 per diluted share, in the third quarter of 2023. Non-GAAP Adjusted net income was $226 million, or $0.87 per diluted share, compared with $223 million, or $0.87 per diluted share, in 2023. GAAP net income benefited from the release of a valuation allowance in the amount of $210 million against a tax asset of one of the company's Swiss entities.

Non-GAAP Adjusted EBITDA margin was 29.0% in the third quarter of 2024 compared with 29.4% in the third quarter of 2023 primarily due to $51 million of IPR&D expense in the third quarter of 2024 compared with no such expense in the prior year period. Selling, general and administrative and research and development expenses were down 5% year over year as a result of the company's cost containment efforts including lower clinical spend and a reduction in headcount related to restructuring initiatives and lower cost associated with the implementation of the company's ERP system.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on December 12, 2024, to stockholders of record at the close of business on November 12, 2024.

As of September 30, 2024, cash and cash equivalents were $763 million, and debt was $8.7 billion.

Full Year Guidance

Organon does not provide GAAP financial measures on a forward-looking basis because the company cannot predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

Full year 2024 financial guidance is presented below on a non-GAAP basis, except revenue.

	Previous guidance as of August 6, 2024	Current guidance
Revenues	$6.250 B - $6.450 B	$6.375 B - $6.425 B
Adjusted gross margin	61.0% - 63.0%	~61.5%
SG&A	$1.50 B - $1.70 B	$1.55B - $1.60B
R&D	$400M - $500M	$430M - $470M
IPR&D	$30M	$81M*
Total R&D	$430M - $530M	$510M - $550M
Adjusted EBITDA margin (Non-GAAP)	31.0% - 33.0%	30.0% - 31.0%
Interest	~$520M	Unchanged
Depreciation	~$130M	Unchanged
Effective non-GAAP tax rate	18.5% - 20.5%	Unchanged
Fully diluted weighted average shares outstanding	~259M	Unchanged

*Updated R&D expense guidance includes $51 million of IPR&D and milestone expense incurred in the quarter ended September 30, 2024. R&D guidance does not take into consideration a forward-looking view of IPR&D and milestone expense.

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its third quarter 2024 financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/events-and-presentations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call must register in advance by clicking on this link:

https://registrations.events/direct/Q4I58511172

Following registration, participants will receive a confirmation email containing details on how to join the conference call, including dial-in information and a unique passcode and registrant ID. Pre-registration will allow participants to bypass an operator and be placed directly into the call.

About Organon

Organon is an independent global healthcare company with a mission to help improve the health of women throughout their lives. Organon’s diverse portfolio offers more than 60 medicines and products in women’s health, biosimilars, and a large franchise of established medicines across a range of therapeutic areas. In addition to Organon’s current products, the company invests in innovative solutions and research to drive future growth opportunities in women’s health and biosimilars. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical partners and innovators looking to commercialize their products by leveraging its scale and agile presence in fast growing international markets.

Organon has geographic scope with significant reach, world-class commercial capabilities, and approximately 10,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn, Instagram, X (formerly known as Twitter) and Facebook.

Cautionary Note Regarding Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are correspondingly not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross margin, Adjusted gross profit, Adjusted net income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the company’s GAAP financial statements. This press release also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The company believes that these non-GAAP financial measures help to enhance an understanding of the company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Please refer to Table 4 and Table 5 of this press release for additional information, including relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures.

In addition, the company’s full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts and other items not reflective of the company's ongoing operations.

The company’s management uses the non-GAAP financial measures described above to evaluate the company’s performance and to guide operational and financial decision making. Further, the company’s management believes that these non-GAAP financial measures, which exclude certain items, help to enhance its ability to meaningfully communicate its underlying business performance, financial condition and results of operations.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s future financial performance and prospects, including full-year 2024 guidance estimates and predictions regarding other financial information and metrics, and franchise and product performance and strategy expectations for future periods. Forward-looking statements may be identified by words such as “will,” “pursuing,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, pricing pressures globally, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general; an inability to fully execute on our product development and commercialization plans in the United States, Europe, and elsewhere internationally; an inability to adapt to the industry-wide trend toward highly discounted channels; difficulties implementing or executing on Organon’s acquisition strategy, difficulties integrating such acquisitions (including its recent acquisition of Dermavant Sciences Ltd.) or any other failure to recognize the benefits of such acquisitions; changes in tax laws or other tax guidance which could adversely affect our cash tax liability, effective tax rates, and results of operations and lead to greater audit scrutiny; expanded brand and class competition in the markets in which the company operates; global tensions, which may result in disruptions in the broader global economic environment; governmental initiatives that adversely impact our marketing activities, particularly in China; volatility in our stock price; political and social pressures, or regulatory developments, that adversely impact demand for, availability of, or patient access to contraception or fertility products; recent Supreme Court decisions and other developments impacting regulatory agencies and their rule making, including related financial market reactions, tax planning and international trade practices; difficulties with performance of third parties we rely on for our business growth; the failure of any supplier to provide substances, materials, or services as agreed; the increased cost of supply, manufacturing, packaging, and operations; difficulties developing and sustaining relationships with commercial counterparties; competition from generic products as our products lose patent protection; any failure by us to obtain an additional period of market exclusivity in the United States for Nexplanon subsequent to the expiration of certain current patents in 2027; the impact of the 2024 United States presidential election and any resulting public policy changes affecting women and their health care decisions, including changes in financial outcomes resulting from candidate positions on healthcare topics and the possible impact on related laws, regulations and policies following the election; the impact of higher selling and promotional costs; and the impact of cyberattacks or other events that may affect Organon’s information technology systems or those of third parties.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission ("SEC"), including the company’s most recent Annual Report on Form 10-K and subsequent SEC filings, available at the SEC’s Internet site (www.sec.gov).

TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except shares in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$1,582	$1,519	$4,811	$4,665
Cost of sales	659	612	1,992	1,832
Gross Profit	923	907	2,819	2,833

Selling, general and administrative	422	538	1,290	1,424
Research and development	111	137	339	394
Acquired in-process research and development and milestones	51	—	81	8
Restructuring costs	—	—	23	4
Interest expense	126	134	388	398
Exchange losses	6	14	11	25
Other expense, net	—	4	9	11
Income before income taxes	207	80	678	569
Tax (benefit) expense	(152)	22	(77)	92
Net income	$359	$58	$755	$477

Earnings per share:
Basic	$1.39	$0.23	$2.94	$1.87
Diluted	$1.38	$0.23	$2.92	$1.86

Weighted average shares outstanding:
Basic	257,498	255,588	256,830	255,112
Diluted	259,757	256,349	258,908	256,162

TABLE 2

Organon & Co.

Sales by top products

(Unaudited, $ in millions)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2024			2023			2024			2023
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$172	$70	$243	$146	$74	$220	$497	$207	$704	$418	$181	$599
Follistim AQ	26	37	63	22	32	54	59	113	171	74	105	179
NuvaRing (1)	7	17	23	23	20	43	33	57	90	70	67	137
Ganirelix Acetate Injection	5	20	26	4	21	25	16	65	82	15	74	88
Marvelon/Mercilon	—	29	29	—	30	30	—	103	103	—	97	97
Jada	15	—	16	12	—	13	42	1	43	30	—	31
Other Women’s Health (1) (2)	14	28	40	11	22	33	41	78	119	32	74	106
Biosimilars
Renflexis	56	16	72	57	12	69	167	43	210	172	29	201
Ontruzant	5	15	20	11	28	40	23	84	107	36	57	93
Brenzys	—	27	27	—	13	13	—	63	63	—	45	45
Aybintio	—	7	7	—	12	12	—	22	22	—	34	34
Hadlima	29	11	40	2	6	8	71	27	98	2	18	20
Established Brands
Cardiovascular
Zetia (1)	2	80	81	2	68	69	5	235	240	5	248	253
Vytorin	1	25	26	2	31	33	4	78	82	5	95	100
Atozet	—	125	125	—	126	126	—	396	396	—	397	397
Rosuzet	—	11	11	—	17	17	—	36	36	—	52	52
Cozaar/Hyzaar	2	57	59	3	65	68	7	179	186	8	217	225
Other Cardiovascular (1) (2)	—	27	29	1	39	41	2	97	99	2	110	112
Respiratory
Singulair	2	83	85	3	88	91	7	268	275	8	282	290
Nasonex (1)	—	63	63	—	60	60	—	200	200	—	197	197
Dulera	38	10	48	40	9	49	120	31	151	116	28	144
Clarinex	1	26	27	2	26	28	2	97	100	4	103	107
Other Respiratory (1) (2)	11	3	14	17	3	20	26	10	35	42	10	52
Non-Opioid Pain, Bone and Dermatology
Arcoxia	—	69	69	—	64	64	—	211	211	—	207	207
Fosamax	1	37	38	1	40	41	3	109	112	2	121	123
Diprospan	—	37	37	—	31	31	—	102	102	—	58	58
Other Non-Opioid Pain, Bone and Dermatology (1)	5	69	74	4	70	74	15	212	227	11	196	207
Other
Emgality/Rayvow	—	29	29	—	—	—	—	69	69	—	—	—
Proscar	—	23	23	—	25	25	1	72	73	1	76	77
Propecia	2	27	28	2	21	22	5	74	79	5	86	92
Other (1)	3	80	84	5	72	76	12	229	241	10	231	240
Other (3)	1	26	26	—	24	24	(2)	87	85	(1)	103	102
Revenues	$398	$1,184	$1,582	$370	$1,149	$1,519	$1,156	$3,655	$4,811	$1,067	$3,598	$4,665

Totals may not foot due to rounding. Trademarks appearing above in italics are trademarks of, or are used under license by, the Organon group of companies.

(1) Sales of the authorized generic versions of NuvaRing, Zetia and Nasonex were previously included in other and have been reclassified to their respective brand name product.

(2) Includes sales of products not listed separately.

(3) Includes manufacturing sales to third parties.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Europe and Canada	$436	$392	$1,343	$1,259
United States	398	370	1,156	1,067
Asia Pacific and Japan	260	284	806	869
China	212	202	634	661
Latin America, Middle East, Russia, and Africa	243	239	768	687
Other (1)	33	32	104	122
Revenues	$1,582	$1,519	$4,811	$4,665

(1) Primarily reflects manufacturing sales to third parties.

TABLE 4

Organon & Co.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Gross Profit	$923	$907	$2,819	$2,833
Adjusted for:
Spin-related costs (1)	—	10	6	30
Manufacturing network costs (2)	14	—	39	—
Stock-based compensation	4	5	13	13
Amortization	35	29	102	88
Other	—	—	—	2
Adjusted Non-GAAP Gross Profit	$976	$951	$2,979	$2,966

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

(2) Manufacturing network related costs include costs from exiting manufacturing and supply agreements with Merck & Co., Inc., Rahway NJ, US. For additional details refer to Table 5.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Gross Margin	58.3%	59.7%	58.6%	60.7%
Total impact of Non-GAAP adjustments	3.4%	2.9%	3.3%	2.9%
Adjusted Non-GAAP Gross Margin	61.7%	62.6%	61.9%	63.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Selling, general and administrative expenses	$422	$538	$1,290	$1,424
Adjusted for:
Spin-related costs (1)	(10)	(41)	(79)	(131)
Stock-based compensation	(17)	(18)	(53)	(50)
Other	(4)	(87)	(4)	(88)
Adjusted Non-GAAP Selling, general and administrative expenses	$391	$392	$1,154	$1,155

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Research and development expenses	$111	$137	$339	$394
Adjusted for:
Spin-related costs (1)	(2)	(4)	(5)	(10)
Stock-based compensation	(4)	(4)	(13)	(11)
Adjusted Non-GAAP Research and development expenses	$105	$129	$321	$373

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

TABLE 4

Organon & Co.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics (Continued)
(Unaudited, $ in millions except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Reported Net Income	$359	$58	$755	$477
Adjusted for:
Cost of sales adjustments	53	44	160	133
Selling, general and administrative adjustments	31	146	136	269
Research and development adjustments	6	8	18	21
Restructuring	—	—	23	4
Other expense, net	4	3	14	13
Tax impact on adjustments above(1)	(227)	(36)	(276)	(82)
Non-GAAP Adjusted Net Income	$226	$223	$830	$835

(1) For the three months ended September 30, 2024 and 2023, the GAAP income tax rates were (73.7)% and 27.0%, respectively, the non-GAAP income tax rates were 24.7% and 20.8%, respectively. For the nine months ended September 30, 2024 and 2023, the GAAP income tax rates were (11.3)% and 16.1%, respectively, the non-GAAP income tax rates were 19.3% and 17.3%, respectively. These adjustments represent the estimated tax impacts on the reconciling items by applying the statutory rate and applicable law of the originating territory of the non-GAAP adjustments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Diluted Earnings per Share	$1.38	$0.23	$2.92	$1.86
Total impact of Non-GAAP adjustments	(0.51)	0.64	0.29	1.40
Non-GAAP Diluted Earnings per Share	$0.87	$0.87	$3.21	$3.26

TABLE 5

Organon & Co.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$359	$58	$755	$477
Depreciation (1)	32	32	93	88
Amortization	35	29	102	88
Interest expense	126	134	388	398
Tax (benefit) expense	(152)	22	(77)	92
EBITDA	$400	$275	$1,261	$1,143
Restructuring costs	—	—	23	4
Spin-related costs (2)	16	58	104	184
Manufacturing network related (3)	14	—	39	—
Other costs (4)	4	87	4	90
Stock-based compensation	25	27	79	74
Adjusted EBITDA (Non-GAAP)	$459	$447	$1,510	$1,495
Adjusted EBITDA margin (Non-GAAP)	29.0%	29.4%	31.4%	32.0%

(1) Excludes accelerated depreciation included in one-time costs.

(2) Spin-related costs reflect certain costs incurred in connection with activities taken to separate Organon from Merck & Co., Inc., Rahway, NJ, US. These costs include, but are not limited to, $7 million and $32 million for the three months ended September 30, 2024 and 2023, respectively, and $47 million and $100 million for the nine months ended September 30, 2024 and 2023, respectively, for information technology infrastructure, primarily related to the implementation of a stand-alone enterprise resource planning system and redundant software licensing costs, as well as $6 million for the three months ended September 30, 2023 and $20 million and $20 million for the nine months ended September 30, 2024 and 2023, respectively, associated with temporary transition service agreements with Merck & Co., Inc., Rahway, NJ, US.

(3) Manufacturing network related costs, including exiting of temporary manufacturing and supply agreements with Merck & Co., Inc., Rahway, NJ, US, reflect accelerated depreciation, exit premiums, technology transfer costs, stability and qualification batch costs, and third-party contractor costs.

(4) Other costs for the three and nine months ended September 30, 2024 and 2023, respectively, include $4 million related to transaction costs associated with the Dermavant transaction incurred in 2024 and $80 million related to the Microspherix legal matter incurred in 2023.

As the costs described in (1) through (4) above are directly related to the separation of Organon and therefore arise from a one-time event outside of the ordinary course of the company’s operations, the adjustment of these items provides meaningful, supplemental, information that the company believes will enhance an investor's understanding of the company's ongoing operating performance.